UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

Ocean Power Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OCEAN POWER TECHNOLOGIES, INC.
28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held March 8, 2019

You are cordially invited to attend a special meeting of the stockholders of Ocean Power Technologies, Inc., which will be held at 9 a.m. Eastern time on March 8, 2019, at the Company’s office at 28 Engelhard Drive, Suite B, Monroe Township, New Jersey, 08831, for the purpose of voting on proposals to (i) authorize our Board of Directors (the “Board”), in its sole and absolute discretion, without further action of the stockholders, to amend our Certificate of Incorporation to implement a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not greater than 1-for-20, within one year from the date of the meeting, with the exact ratio to be determined by the Board, and (ii) approve an adjournment of the Special Meeting from time to time, if necessary or appropriate (as determined in good faith by the Board or a committee thereof), to solicit additional proxies if there are not sufficient votes in favor of the reverse split proposal.

If you were a stockholder at the close of business on January 15, 2019, you are entitled to notice of and to vote at the meeting. A stockholders list will be available at our offices, 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, for a period of ten days prior to the meeting or any adjournment or postponement of the meeting. The stockholders list will also be available for inspection at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to read the proxy statement carefully, and to use the instructions on the enclosed proxy card to vote by telephone or Internet or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

The Board unanimously recommends that you vote “FOR” the proposal.

By Order of the Board of Directors,

/s/ John W. Lawrence
John W. Lawrence
General Counsel and Secretary

January 15, 2019

OCEAN POWER TECHNOLOGIES, INC.
28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

PROXY STATEMENT

The Board is soliciting proxies for a special meeting of our stockholders (the “Special Meeting”) to be held at 9:00 am Eastern time, on March 8, 2019, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about January 22, 2019. Stockholders are urged to read carefully the material in this proxy statement.

QUESTIONS AND ANSWERS

The Proposal

Q:	Why am I receiving this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because the Board is soliciting proxies for a special meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock, par value $0.001 per share, on January 15, 2019, the record date for the Special Meeting (the “Record Date”), and that entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This proxy statement describes the matter on which we would like you to vote and provides further information so that you can make an informed decision.

Q:	What will I be voting on?

A:	The two proposals are (i) to authorize the Board, in its sole and absolute discretion, without further action of the stockholders, to amend our Certificate of Incorporation to implement a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not greater than 1-for-20, within one year from the date of the meeting, with the exact ratio to be determined by the Board, and (ii) to approve an adjournment of the Special Meeting from time to time, if necessary or appropriate (as determined in good faith by the Board of Directors or a committee thereof), to solicit additional proxies if there are not sufficient votes in favor of the reverse split proposal.

Q:	Why are we seeking stockholder approval for the proposals?

A:	We are seeking stockholder approval as required by the Delaware General Corporation Law for any amendment to our certificate of incorporation.

Meeting Procedures

Q:	Who can attend and vote at the Special Meeting?

A:	You can attend and vote at the Special Meeting if you were a stockholder at the close of business on the record date, January 15, 2019.

Q:	How do I cast my vote?

A:	If your shares are registered directly in your name with our transfer agent, you are considered the registered stockholder for those shares. As the registered stockholder, you have the right to vote those shares and we will send you the proxy materials and a proxy card. You may vote by marking, signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope. Alternatively, you may vote by telephone, via the Internet, or in person by attending the Special Meeting. Instructions on how to vote by phone or via the Internet are set forth on the enclosed proxy card. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by the Board.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

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Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Approval of the reverse split proposal and the related adjournment proposal would be considered a routine matter.

Because this is a routine matter, if you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. As a result, a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal, and your broker may have discretion to vote for or against the proposal without your instruction. See “Vote Required” following the proposals for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the Special Meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the Special Meeting.

Q:		What voting methods are available?

A:		We send proxy cards to all registered stockholders to enable them to vote their shares. Instructions on how to vote by phone or via the Internet are set forth on the enclosed proxy card. Stockholders who submit a proxy card, or vote by phone or via the Internet, need not vote at the Special Meeting. However, we will pass out written ballots to any registered stockholder or holder of a legal proxy who wishes to vote in person at the Special Meeting.

Q:		Are the proxy materials available on the Internet?

A:		Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available on the home page of our web site at www.oceanpowertechnologies.com. Additionally, and in accordance with new SEC rules, we maintain the proxy materials on our website in a manner that will not infringe on your anonymity if you access them.

Q:		How does the Board recommend I vote on the proposals?

A:		The Board recommends you vote “FOR” approval of each of the proposals.

Q:		Can I revoke my proxy?

A:		Yes. If you are a registered stockholder, you can revoke your proxy at any time before it is exercised by:

	●	submitting a properly signed proxy card with a more recent date, which must be received by 11:59 p.m., Eastern Time, on March 7, 2019;

	●	voting again via the Internet, if you have previously voted via the Internet;

	●	giving written notice of your revocation before the Special Meeting to John W. Lawrence, our General Counsel and Secretary at our offices, 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, which we must receive by 11:59 p.m., Eastern Time, on March 7, 2019; or

	●	attending the Special Meeting and voting your shares in person.

If you are a beneficial owner, please refer to the voting instructions provided by your individual broker, bank, trustee or other nominee for their procedures for revoking or changing your vote.

Q:	Who will count the votes?

A:	A representative of the company will act as the inspector of the election and will count the votes.

Q:	Why is my proxy being solicited and who pays the cost for such solicitation?

A:	Because many stockholders are unable to attend the Special Meeting, the Board solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the Special Meeting. In addition to the solicitation by the Board, we have retained Regan & Associates, Inc., a proxy soliciting firm, to assist with the solicitation of proxies for a fee not to exceed $45,000, plus reimbursement for out-of-pocket expenses and the possible payment of certain other supplemental fees. We will bear the costs of the proxy solicitation.

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Q:	What is a “quorum?”

A:	A quorum is the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the Special Meeting to be held. If you submit a valid proxy card or attend the Special Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.

Q:	What happens if there is not a quorum at the Special Meeting?

A:	Pursuant to our bylaws, the Special Meeting may be adjourned by the chairman of the Special Meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the Special Meeting.

Q:	What vote is required to approve the proposals?

A:	The approval of the reverse split proposal requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Special Meeting, in person or by proxy. The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of common stock represented at the Special Meeting, in person or by proxy, and entitled to vote.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account with the same social security number and address.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address. This can be accomplished by contacting your stock broker.

Q:	How many votes can I cast?

A:	On all matters, you are entitled to one vote per share of common stock.

Q:	Where can I find the voting results of the Special Meeting?

A:	The preliminary voting results will be announced at the Special Meeting. The final results will be published in a current report on Form 8-K to be filed promptly after the Special Meeting.

Q:	Who can help answer my questions?

A:	If you have any questions or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Regan & Associates, Inc., our proxy solicitor, at (212) 587-3005.

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Cautionary Note regarding Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

●	our ability to commercialize our PowerBuoys™, and achieve and sustain profitability;

●	our continued development of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;

●	our ability to obtain additional funding, as and if needed which will be subject to a number of factors, including market conditions, and our operating performance;

●	our estimates regarding expenses, future revenues and capital requirements;

●	the adequacy of our cash balances and our need for additional financings;

●	our ability to develop and manufacture a commercially viable PowerBuoy™ product;

●	that we will be successful in our efforts to commercialize our PowerBuoy™ or the timetable upon which commercialization can be achieved, if at all;

●	our ability to successfully develop and market and develop new products, such as a hybrid PowerBuoy™ or subsea battery solutions;

●	our ability to identify and penetrate markets for our PowerBuoys™ and our wave energy technology;

●	the reliability of our technology and our PowerBuoys™;

●	our ability to improve the power output, survivability and reliability of our PowerBuoys™;

●	our ability to implement our commercialization strategy as planned, or at all;

●	our ability to maintain the listing of our common stock on the NASDAQ Capital Market;

●	the impact of pending and threatened litigation on our business, financial condition and liquidity;

●	changes in current legislation, regulations and economic conditions that affect the demand for renewable energy;

●	our ability to compete effectively in our target markets;

●	our limited operating history and history of operating losses;

●	our sales and marketing capabilities and strategy in the United States and internationally; and

●	our ability to protect our intellectual property portfolio.

Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

When used in this proxy statement, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2018, as well as in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our subsequently filed Quarterly Reports on Form 10-Q.

You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. You should be aware that the occurrence of certain of the events described in this proxy statement could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this proxy statement after the date hereof.

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Proposal 1

PROPOSAL TO AUTHORIZE BOARD TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SHARE SPLIT OF OUR COMMON STOCK

General

We are asking you to approve a proposal to authorize the Board, in its sole and absolute discretion, without further action of the stockholders, to file an amendment to our Certificate of Incorporation (the “Certificate”), to effect a reverse stock split of our common stock at a specific ratio to be determined by the Board, ranging from 1-to-2 and 1-to-20, inclusive (the “Reverse Split”). This proposal is being submitted for your approval pursuant to the Delaware General Corporation Law and SEC rules.

If this Proposal 1 is approved by stockholders, the Board will have the authority, but not the obligation, in its sole and absolute discretion, and without further action on the part of the stockholders, to affect the approved Reverse Split by filing the amendment with the Secretary of State of the State of Delaware at any time after the stockholders’ approval of the Reverse Split. If the amendment has not been filed with the Secretary of State of the State of Delaware within one year from the date of the Special Meeting, the Board will abandon the Reverse Split.

The text of the proposed amendment is included as Annex A to this Proxy Statement. Such text is however subject to revision for such changes as may be required by the Secretary of State of the State of Delaware, and other changes consistent with this Proposal 1 that we may deem necessary or appropriate.

Reasons for Reverse Split

Our common stock is listed on the NASDAQ. In order for our common stock to continue to be listed on the NASDAQ, we must comply with various listing standards, including that we maintain a minimum average closing price of at least $1.00 per share of common stock during a consecutive 30 trading-day period. On August 9, 2018, we received a deficiency letter from the NASDAQ notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Market pursuant to the NASDAQ Listing Rules (the “Rules”). In accordance with the Rules, the Company was provided a period of 180 calendar days, or until February 5, 2019, to regain compliance with the listing requirements. If we do not regain compliance before February 5, 2019, the NASDAQ stated that it will provide us with written notice that its securities are subject to delisting. At that time, we may appeal the NASDAQ’s determination to a NASDAQ Listing Qualifications Panel, which would stay any further delisting action by the NASDAQ pending a final decision by the panel. Alternatively, we may be eligible for an additional 180 calendar day grace period if we meet the continued listing standards, with the exception of bid price, for the NASDAQ Capital Market, and we effect the Reverse Split. The Board has approved the proposed Reverse Split amendment and recommends that stockholders approve such amendment for the purpose of increasing the price of our common stock in order to regain compliance with the NASDAQ’s listing requirements.

In addition to our desire to continue to be listed on an exchange, the Board believes that the low market price of our common stock impairs our marketability and acceptance by institutional investors and other members of the investing public and creates a negative impression of our company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may adversely affect not only the pricing of our common stock but also the trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through equity and debt financings.

We expect that the decrease in the number of outstanding shares of our common stock resulting from the Reverse Split, and the anticipated increase in the per share trading price will encourage greater interest in our common stock among members of the financial community and the investing public, and possibly create a more liquid market for our stockholders. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares outstanding if the Reverse Split is affected, particularly if the trading price per share of our common stock begins a declining trend after the Reverse Split takes effect.

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Effects of Reverse Split on our Common Stock

General

If the Reverse Split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of common stock based on the ratio selected by the Board. Our common stock currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NASDAQ. Following the Reverse Split, our common stock will continue to be listed on the NASDAQ under the symbol “OPTT,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the Reverse Split. The number of stockholders of record will not be affected by the Reverse Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Split.

If the Reverse Split is approved, the increased proportion of our authorized but unissued shares of common stock to be issued and outstanding shares could, under certain circumstances, have an anti-takeover effect. For example, such a change could permit future issuances of our common stock that would dilute the share ownership of a person seeking to effect a change in composition of the Board or contemplating a tender offer or other transaction for a combination with us and another entity. The Reverse Split, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of us.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Appraisal Rights

Stockholders have no right under Delaware law or the Certificate, to dissent from the Reverse Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Effects on Reverse Split on Outstanding Convertible Securities

The number of shares of common stock subject to outstanding convertible securities issued by us will be reduced by the same ratio as the reduction in the outstanding shares of common stock resulting from the Reverse Split and the exercise price will be increased by the same ratio.

Effectiveness of the Reverse Split

The Reverse Split would become effective on the date of filing of the amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the Reverse Split ratio determined by the Board within the limits set forth in this Proposal 1.

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Effect on Legal Ability to Pay Dividends

The Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the Reverse Split will have any effect with respect to future distributions, if any, to our stockholders.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result the Reverse Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Split will automatically be entitled to receive an additional share of our common stock. In other words, any fractional share will be rounded up to the nearest whole number.

Accounting Consequences of Reverse Split – Reduction in Stated Capital

The par value of our common stock would remain unchanged at $0.001 per share after the Reverse Split. However, the stated capital on our balance sheet attributable to our common stock would be adjusted downward in proportion to the Reverse Split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding common stock, shall be credited with the amount by which stated capital is reduced. Our total stockholders’ equity, in the aggregate, will remain unchanged. Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding.

Book-Entry Shares

If the Reverse Split is effected, stockholders who hold uncertificated shares (i.e. shares held in book-entry form and not represented by a physical share certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split.

Stockholders who hold uncertificated shares as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Split.

Effect on the Incentive Plans

As of January 4, 2019, we had approximately 1,564,389 shares of common stock subject to options and shares of unvested restricted stock outstanding under the 2006 Stock Incentive Plan (the “2006 Plan”), the 2015 Omnibus Incentive Plan (the “2015 Plan”) and the Employment Inducement Incentive Award Plan (the “Inducement Plan”) and together with the 2006 Plan and the 2015 Plan, the “Incentive Plans”). The Incentive Plans provide for adjustment to the shares outstanding and available for issuance and awards granted under the Incentive Plans in the event of a stock split. Should the Reverse Split be effected, the Board has approved proportionate adjustments to the number of shares outstanding and available for issuance under Incentive Plans and proportionate adjustments to the number of shares, exercise price, grant price or purchase price relating to any award under the Incentive Plans in accordance with the terms of the Incentive Plans. There will be no fractional shares issued in connection with the adjustment and any fractions resulting from the adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

Accordingly, if the Reverse Split is approved by our stockholders, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under the Incentive Plans will immediately be proportionately adjusted. The Board has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split, including any applicable technical, conforming changes to the Incentive Plans.

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Exchange of Share Certificates

If a Reverse Split is implemented, stockholders holding certificated shares (i.e., shares represented by one or more physical share certificates) will receive a transmittal letter from our transfer agent promptly after the effectiveness of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how stockholders holding certificated shares can exchange certificates representing the pre-split shares for a statement of holding.

Beginning after the effectiveness of the Reverse Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Certain Risk Factors Associated with the Reverse Split

Reduced Market Capitalization. As noted above, the principal purpose of the Reverse Split will be to increase the trading price of our common stock to continue to be listed on the NASDAQ. We cannot assure you, however, that the Reverse Split, if implemented, will accomplish this objective. While we expect that the reduction in our outstanding shares of common stock will increase the trading price of our common stock, we cannot assure you that the Reverse Split will increase the trading price of our common stock by a multiple equal to the number of pre-Reverse Split shares, or result in any permanent increase in the trading price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the trading price decline after implementation of the Reverse Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Split. In some cases the share price of companies that have implemented reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the trading price of our common stock immediately after the Reverse Split takes effect will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the Reverse Split is effected, or that the Reverse Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, as previously noted, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the Board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely effected by the reduced number of shares outstanding after the Reverse Split.

Certain Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the Reverse Split by a U.S. stockholder that holds the shares as a capital asset. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (x) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A foreign stockholder is a stockholder who is not a U.S. stockholder.

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This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholder that may be subject to special tax rules, including, without limitation: (i) stockholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (vii) foreign stockholders or U.S. stockholders whose “functional currency” is not the U.S. dollar; (viii) persons holding common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquire shares of common stock in connection with employment or other performance of services; (x) dealers and other stockholders that do not own their shares of common stock as capital assets; or (xi) U.S. expatriates. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income treatment of a partner in a partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding U.S. federal income tax consequences of the Reverse Split.

There can be no assurance that the IRS will not take a contrary position to the tax consequences described herein or that such position would not be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the Reverse Split.

Based on the assumption that the Reverse Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following U.S. federal income tax consequences should result from the Reverse Split:

●	a U.S. stockholder should not recognize gain or loss in the Reverse Split;

●	the aggregate tax basis of the post-Reverse Split shares should be equal to the aggregate tax basis of the pre-Reverse Split shares; and

●	the holding period of the post-Reverse Split shares should include the holding period of the pre-Reverse Split shares.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required

The approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Special Meeting, in person or by proxy. For the approval of this amendment to the Certificate, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this amendment. Because this is a routine matter, if you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. As a result, a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal, and your broker may have discretion to vote for or against the proposal without your instruction.

Board Recommendation

The Board recommends a vote “FOR” authorizing the Board to amend the Certificate to provide for the Reverse Split.

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PROPOSAL 2

THE ADJOURNMENT PROPOSAL

Proposal

The company is asking its stockholders to approve an adjournment of the Special Meeting from time to time, if necessary or appropriate (as determined in good faith by the Board or a committee thereof), to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

Vote Required

The affirmative vote of the holders of a majority of the shares represented at the Special Meeting, in person or by proxy, and entitled to vote is required to approve this proposal. For the approval of this amendment to the Certificate, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this amendment. Because this is a routine matter, if you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. As a result, a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the Adjournment Proposal.

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OTHER INFORMATION

Principal Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock as of January 4, 2019 by:

●	each person who is known by us to beneficially own 5% or more of the outstanding class of our capital stock;

●	each member of the Board;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each of the holders of capital stock listed below has sole voting and investment power as to the capital stock owned unless otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Terence J. Cryan (1)	94,154	*
George H. Kirby III (2)	88,679	*
Matthew T. Shafer (3)	6,855	*
Steven M. Fludder (4)	83,425	*
Dean J. Glover (5)	185,693	*
Robert K. Winters (6)	71,425	*
Kristine S. Moore (7)	-	*
All directors and executive officers as a group (7 individuals)	530,231	2.7%

* Represents a beneficial ownership of less than one percent of our outstanding common stock

(1)	Beneficial ownership includes 7,212 shares of our common stock and 86,942 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of January 4, 2019.

(2)	Beneficial ownership includes 88,679 shares of our common stock.

(3)	Beneficial ownership includes 6,855 shares of our common stock.

(4)	Beneficial ownership includes 12,000 shares of our common stock and 71,425 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of January 4, 2019.

(5)	Beneficial ownership includes 104,950 shares of our common stock and 80,743 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of January 4, 2019.

(6)	Beneficial ownership includes 71,425 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of January 4, 2019.

(7)	Ms. Moore joined the Board on September 10, 2018 and does not have any ownership of our common stock or options that are currently exercisable or exercisable within sixty days of January 4, 2019.

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Stockholder Proposal Information

In accordance with our by-laws, a stockholder who wishes to present a proposal for consideration at the 2019 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in Monroe Township, NJ, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of the 2018 annual meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 under the Exchange Act) must be received no earlier than August 9, 2019 and no later than September 9, 2019 (except that in the event that the date of the 2019 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2018 annual meeting of stockholders, a stockholder’s notice must be so received no earlier than the 120th day prior to the 2019 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2019 annual meeting and (B) the tenth day following the day on which notice of the date of the 2019 annual meeting was mailed or public disclosure of the date of the 2018 annual meeting was made, whichever first occurs). The notice should include (i) a brief description of the business desired to be brought before the 2019 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business, (v) a representation that the stockholder intends to appear in person or by proxy at the 2019 annual meeting to bring such business before the meeting and (vi) a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement and/or solicit proxies. Any proposal should be addressed to the Corporate Secretary, Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Other Matters

We file annual, quarterly, current and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.oceanpowertechnologies.com. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.

You may also request copies of any of our filings by writing or telephoning us at our principal executive offices: Corporate Secretary, Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

By Order of the Board of Directors,

/s/ John W. Lawrence
John W. Lawrence
General Counsel and Secretary

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ANNEX A

Text of Proposed Amendment to Affect the Reverse Split

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Ocean Power Technologies, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of Ocean Power Technologies, Inc. adopted a proposed amendment of the Certificate of Incorporation of said corporation to effectuate a reverse stock split, declaring said amendment to be advisable.

The proposed amendment reads as follows:

Article Fourth is hereby amended by adding the following to the end of the first paragraph of Article Fourth:

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each __ ( __ ) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Consolidation”). No fractional shares shall be issued in connection with the Consolidation. Shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding up of any fractional share interests as described above.

SECOND: That, pursuant to a resolution of its Board of Directors, a meeting of the stockholders of Ocean Power Technologies, Inc. was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares of Common Stock as required by statute were voted in favor of granting the Board of Directors the authority to amend the Certificate of Incorporation to provide for a reverse stock split.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ________________, 2019.

By:
Name:
Title:

OPT

OCEAN POWER TECHNOLOGIES, INC.

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors recommends a vote FOR Proposal 1.

	For	Against	Abstain
1. To authorize our Board of Directors to amend our Certificate of Incorporation to effect a reverse share split of our common stock.	☐	☐	☐

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 0 1 8 2 2 2 +

02YSKB

RECEIVE FUTURE OCEAN POWER TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET! SUPPORT THE PLANET!

Receive future Ocean Power Technologies, Inc. annual reports and proxy materials in electronic form rather than in printed form. This will save trees, and reduce Company costs. Next year when the annual report and proxy materials are available, we will send you an email with instructions that will enable you to review the materials online. To consent to electronic delivery, visit www-us.computershare.com/Investor or while voting via the Internet, and just click the box to give your consent.

Accessing Ocean Power Technologies, Inc. annual reports and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — OCEAN POWER TECHNOLOGIES, INC.

PROXY FOR COMMON STOCK
Special Meeting of Stockholders, March 8, 2019

THIS PROXY IS SOLICITED ON BEHALF OF OCEAN POWER TECHNOLOGIES, INC. BY ITS BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the special meeting of stockholders to be held on March 8, 2019, the proxy statement and all other proxy materials and appoints Terence J. Cryan and George H. Kirby, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Ocean Power Technologies, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the special meeting of the stockholders of the company to be held on March 8, 2019 at 9:00 a.m. local time at the Company's office located at 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

The board of directors recommends a vote "FOR" proposal 1. This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted as follows:

SEE REVERSE SIDE **CONTINUED AND TO BE VOTED ON REVERSE SIDE** **SEE REVERSE SIDE**